Exhibit 99.1

Optinose Reports Fourth Quarter and Full Year 2018 Financial Results
and Recent Operational Highlights

Company reports fourth quarter and full year 2018 net XHANCE revenue of $3.0 million and $7.1 million

XHANCE prescriptions increased 50 percent from Q3 to Q4 of 2018

Conference call and webcast to be held today at 8:00 a.m. Eastern Time

YARDLEY, Pa., March 6, 2019 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported financial results for the year ended December 31, 2018, and provided recent operational highlights.

“We made great progress in 2018 building a business that can support long-term success,” stated CEO Peter Miller. “Our focus on defining the appropriate target patient type for XHANCE, highlighting the strong data supporting the efficacy of XHANCE, and ensuring physician understanding and appreciation of our patient affordability program has bolstered physician perception of XHANCE. As a result of these efforts, I am happy to report that we accelerated XHANCE growth in the fourth quarter of 2018 and have continued to see strong growth in early 2019. The year ahead is an important one for Optinose and the launch of XHANCE. I am confident that we have the right team and plan to build a company that can serve the needs of ENT and allergy specialist physicians, and the patients they treat."

Fourth Quarter and Recent Highlights

Commercial Update
From third quarter to fourth quarter 2018 XHANCE® (fluticasone propionate) prescriptions increased by 50 percent. In addition, XHANCE prescriptions increased 38 percent from December 2018 to January 2019, and increased 39 percent from the four-week period ended January 25th to the four-week period ended February 22nd, which is the most recent four-week period available.

Based on currently available third-party data and our internal analyses, the Company estimates that more than 75 percent of commercially insured lives are in a plan in which XHANCE is covered in a Tier 3 formulary position.

In April 2019, the Company plans to expand its sales force by 20 Territory Managers to call on an incremental 1,800 "XHANCE naive" physicians. The Company also intends to internalize its contract sales force in April 2019.

XHANCE Development Update
In addition to XHANCE’s existing indication for nasal polyps, the Company plans to seek approval for a follow-on indication for the treatment of chronic sinusitis in the U.S. in order to broaden its market opportunity. In December 2018, the Company initiated the first of two anticipated Phase 3b clinical trials.

Additional U.S. Patents Covering XHANCE
The United States Patent and Trademark Office (USPTO) recently issued four patents covering XHANCE. These patents, U.S. Patents 10,076,614, 10,076,615, 10,124,132, and 10,179,216, have been listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (Orange Book) for XHANCE and have terms that expire in years 2034, 2029, 2027, and 2033, respectively. XHANCE is now covered by 13 Orange Book-listed patents.

The full text of each patent is available on the USPTO website www.uspto.gov.

Inexia License Agreement
In February 2019, the Company entered into a license agreement with Inexia Limited (Inexia) whereby Inexia has obtained rights that will enable the use of Optinose’s Exhalation Delivery Systems and other intellectual property in their effort to discover and develop novel therapies based on positive modulators of Orexin OX1 and OX2 for neurological diseases.

In exchange for this license, the Company received an upfront payment and, for each product developed under the license agreement, is eligible to receive up to $8 million of development milestone payments and up to $37 million of sales milestone payments. The Company is also eligible to receive tiered, low-to-mid single digit royalties based on net sales of any products successfully developed and commercialized under the license agreement. Inexia will be responsible for all costs and activities related to the identification, development and commercialization of potential products under this license.

Scientific Meeting Presentations
Data on XHANCE was highlighted in four scientific posters presented during the American Academy of Allergy, Asthma & Immunology (AAAAI) Annual Meeting which was held February 22-26, 2019:

–	Poster 190: Exhalation Delivery System (EDS) Intranasal Steroid vs Conventional Inhaled Nasal Steroids (INS): Patient Preference, Comfort and Ease of Use

–	Poster 853: Lifetime Work Productivity Gains Among Patients with Chronic Rhinosinusitis with Nasal polyps (CRSwNP) Treated with EDS-FLU

–	Poster 858: Evidence is Limited for the Efficacy and Safety of Corticosteroid Irrigation in Chronic Rhinosinusitis (CRS)

–	Poster 859: Evidence for Twice-Daily Nasal Steroids Versus Once Daily for Treatment of Chronic Rhinosinusitis with Nasal Polyps (CRSwNP)

Abstracts are available on the AAAAI Annual Meeting website.

Fourth Quarter and Full Year 2018 Financial Results

Net product revenues
The Company generated $3.0 million and $7.1 million in net product revenue through the sales of XHANCE in the three- and twelve-month periods ended December 31, 2018, respectively.

Operating expenses and net loss
For the three-month period ended December 31, 2018, research and development expenses were $3.4 million and selling, general and administrative expenses totaled $23.7 million. Net loss for the period was $26.4 million, or $0.64 per share (basic and diluted).

For the year ended December 31, 2018, research and development expenses were $10.1 million and selling, general and administrative expenses totaled $95.6 million. Net loss for the period was $106.7 million, or $2.68 per share (basic and diluted).

Cash
The Company had cash and cash equivalents of $201.0 million as of December 31, 2018.

Corporate Guidance

Research and development
The Company expects to initiate a second Phase 3b clinical trial in the pursuit of a new indication for XHANCE for the treatment of chronic sinusitis in 2019.

Operating expenses
The Company expects total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for 2019 to be in the range of $135 - $142 million, of which the Company expects stock-based compensation to be in the range of $10 - $12 million.

Company to Host Conference Call

Members of the Company’s leadership team will host a conference call and presentation to discuss financial results and corporate updates beginning at 8:00 a.m. Eastern Time today.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until March 13, 2019 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID #3567768. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

OptiNose, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)
Net product revenues	$3,023	$—	$7,065	$—
Cost of product sales	718	—	1,588	—
Gross margin	2,305	—	5,477	—
Operating expenses:
Research and development	3,363	1,212	10,099	16,832
Selling, general and administrative	23,661	18,484	95,618	31,698
Total operating expenses	27,024	19,696	105,717	48,530
Loss from operations	(24,719)	(19,696)	(100,240)	(48,530)
Other (income) expense:	1,662	(145)	6,418	372
Net loss	$(26,381)	$(19,551)	$(106,658)	$(48,902)
Deemed dividend	—	714	—	11,969
Accretion to redemption value	—	3	—	1,096
Net loss attributable to common stockholders	$(26,381)	$(20,268)	$(106,658)	$(61,967)
Net loss per share of common stock, basic and diluted	$(0.64)	$(0.64)	$(2.68)	$(5.63)
Weighted average common shares outstanding, basic and diluted	41,227,530	31,567,310	39,765,983	10,999,121

OptiNose, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	December 31,	December 31,
	2018	2017

Cash and cash equivalents	$200,990	$234,854
Other assets	15,999	6,282
Total assets	$216,989	$241,136

Total current liabilities	$25,697	$14,777
Long-term debt, net	72,500	71,863
Other liabilities	181	—
Total stockholders' equity	118,611	154,496
Total liabilities and stockholders' equity	$216,989	$241,136

About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the potential benefits of XHANCE and the Company's patient affordability programs; potential for continued XHANCE growth; sales force expansion; the initiation, timing and benefits of a clinical program of XHANCE for chronic sinusitis; the scope and duration of patent protection afforded by the referenced patents; projected Company operating expenses and stock-based compensation for 2019; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the Company’s ability to successfully commercialize XHANCE; physician and patient acceptance of XHANCE; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (market access); market opportunities for XHANCE may be smaller than expected; uncertainties and delays relating to the initiation, enrollment and completion of clinical trials; unanticipated costs; the Company’s ability to grow XHANCE prescriptions and become profitable; risks and uncertainties relating to intellectual property; risks and uncertainties relating to drug discovery, development and commercialization and the receipt of payments under the Inexia license agreement; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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